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                                                                  EXHIBIT 23.5

September 13, 1995

                      Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 33-60925) and related Prospectus of ProNet Inc. for the registration $100,000,000 of 11 7/8% Senior
Subordinated Notes due 2005 and to the incorporation by reference therein of our report dated October 10, 1994, with respect to the consolidated financial statements of RCC Division of Chicago Communication Service, Inc. included in ProNet Inc.'s Current Report on Form 8-K/A dated August 1, 1994, both filed with the Securities and Exchange Commission.


/s/ Charles J. Natarelli
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Charles J. Natarelli
NATARELLI & ASSOCIATES
Chicago, Illinois